April 28, 2000


FRANKLIN STRATEGIC SERIES
777 Mariners Island Blvd.
San Mateo, CA 94404


Gentlemen:

      We propose to acquire the shares of beneficial interest (the "Shares") of each Class ("class") of Franklin Technology Fund (the "Fund"), a series of Franklin Strategic Series (the "Trust"), as indicated in the chart below.


Fund and Class         #Shares         Price/Share         Total
----------------------------------------------------------------------
Franklin
Technology              75,000           $10.00          $750,000
Fund - Class A

----------------------------------------------------------------------
Franklin
Technology              25,000           $10.00          $250,000
Fund - Class B

----------------------------------------------------------------------
Franklin
Technology              25,000           $10.00          $250,000
Fund - Class C

----------------------------------------------------------------------
Franklin
Technology              75,000           $10.00          $750,000
Fund - Advisor
Class
----------------------------------------------------------------------

Total                                                  $2,000,000
----------------------------------------------------------------------


      We will purchase the Shares in a private offering prior to the effectiveness of the Form N-1A registration statement filed by the Trust on behalf of the Fund under the Securities Act of 1933. The Shares are being purchased as the initial advance in connection with the operations of the Fund.

      We consent to the filing of this Investment Letter as an exhibit to the Form N-1A registration statement of the Trust.


Sincerely,

FRANKLIN RESOURCES, INC.


By:   /S/ H.E. Burns
      Harmon E. Burns
      Executive Vice President